Exhibit 21.1

JARDEN CORPORATION

SUBSIDIARIES OF JARDEN CORPORATION

The following are subsidiaries of Jarden Corporation as of December 31, 2014 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

Company	State or Jurisdiction of Incorporation/Organization

Abu AB	Sweden
Abu Garcia AB	Sweden
Abu Garcia Pty. Ltd.	Australia
Allegre Puériculture S.A.S.	France
Alltrista Limited	Canada
Alltrista Plastics LLC (1)	Indiana
American Household, Inc.	Delaware
Application des Gaz S.A.S.	France
Australian Coleman, Inc.	Kansas
Bafiges S.A.S.	France
Bernardin Ltd. (2)	Canada
Bicycle Holding, Inc.	Delaware
BIL Grundstucksverwaltungs-GmbH & Co. WEDA KG	Germany
BRK Brands Europe Limited	United Kingdom
BRK Brands, Inc.	Delaware
Cadence Eletrodomésticos S.A.	Brazil
Camping Gaz CS S.R.O.	Czech Republic
Camping Gaz (Deutschland) GmbH	Germany
Camping Gaz Italia S.r.l.	Italy
Camping Gaz (Suisse) SA	Switzerland
Canadian Playing Card Company, Limited	Canada
Cavoma LP	Cayman Island
Cavoma Ltd.	Cayman Island
CC Outlet, Inc. (3)	Delaware
Chub Leisure Limited	United Kingdom
Coleman Benelux B.V.	Netherlands
Coleman Brands Pty Limited	Australia
Coleman (Deutschland) GmbH	Germany
Coleman EMEA GmbH	Germany
Coleman Hong Kong Limited	Hong Kong
Coleman International Holdings, LLC	Delaware
Coleman Japan Co., Ltd. Coleman Korea Co., Ltd.	Japan Korea
Coleman UK Limited	United Kingdom
Coleman Vostok LLC	Russia
Coleman Worldwide Corporation	Delaware
Desarrollo Industrial Fitec, S. de R.L. de C.V.	Mexico
Detector Technology Limited	Hong Kong
Dicon Global Inc.	Canada
Dirt Devil Limited	United Kingdom
Dongguan HuiXun Electrical Products Co., Ltd.	China
Dongguan Raider Motor Co., Ltd.	China
Electrónica BRK de Mexico, S.A. de C.V.	Mexico
Envirocooler, LLC	Delaware
Emozione S.p.A.	Italy
Esteem Industries Limited Facel SAS	Hong Kong France
First Alert, Inc.	Delaware
First Alert (Canada) Limited	Canada

Company	State or Jurisdiction of Incorporation/Organization

Grey’s of Alnwick Limited	United Kingdom
Guangzhou Jarden Technical Center	China
Hardy Advanced Composites Limited	United Kingdom
Hardy & Greys GmbH	Germany
Hardy & Greys Limited	United Kingdom
Hearthmark, LLC (2)	Delaware
Hinari Limited	United Kingdom
Holmes Motor Corporation	Delaware
Holmes Products (Europe) Limited	United Kingdom
Holmes Products (Far East) Limited	Bahamas
International Playing Card Company Limited	Canada
Jarden Acquisition ETVE, S.L.	Spain
Jarden Acquisition I, LLC	Delaware
Jarden Consumer Solutions (Asia) Limited	Hong Kong
Jarden Consumer Solutions (Europe) Limited	United Kingdom
Jarden Consumer Solutions Japan LLC	Japan
Jarden Consumer Solutions of India Private Limited Jarden del Peru, S.A.C.	India Peru
Jarden Lux S.à r.l.	Luxembourg
Jarden Lux II S.à r.l.	Luxembourg
Jarden Lux Finco S.à r.l.	Luxembourg
Jarden Lux Holdings S.à r.l.	Luxembourg
Jarden Plastic Solutions Limited Jarden Receivables, LLC	United Kingdom Delaware
Jarden South Africa Proprietary Limited	South Africa
Jarden Zinc Products, LLC	Indiana
K-2 Corporation (4)	Indiana
K2 Corporation of Canada (5)	Canada
K2 (Hong Kong), Limited	Hong Kong
K2 Deutschland Holding GmbH	Germany
K2 Japan Corporation	Japan
K2 Sports Europe GmbH	Germany
K2 (Switzerland) GmbH	Switzerland
Kai Tai Sports Products Manufacturing (Wei Hai) Co., Ltd.	China
Kansas Acquisition Corp.	Delaware
L.A. Services, Inc.	Delaware
Laser Acquisition Corp.	Delaware
Lehigh Consumer Products LLC (6)	Delaware
Lifoam Holdings, LLC	Delaware
Lifoam Industries, LLC	Delaware
Lifoam Packaging Solutions, LLC	Delaware
Lillo do Brasil Indústria e Comércio de Produtos Infantis Ltda.	Brazil
Loew-Cornell, LLC	Delaware
Madshus A.S.	Norway
Mao Ming Passion Sports Company Limited	China
Mapa Babycare Company Limited	Hong Kong
Mapa Babycare (Taiwan) Company Limited	Taiwan
Mapa Gloves SDN BHD	Malaysia
Mapa GmbH	Germany
Mapa S.A.S.	France
Mapa Spontex Iberica SAU	Spain
Mapa Spontex Italia S.p.A.	Italy
Mapa Spontex Polska sp. z o.o.	Poland
Mapa Spontex, S.A. de C.V.	Mexico
Mapa Spontex s.r.o.	Czech Republic
Mapa Spontex Trading SDN BHD	Malaysia
Mapa Spontex Trading (Shanghai) Company Limited	China

Company	State or Jurisdiction of Incorporation/Organization

Mapa Spontex UK Limited	United Kingdom
Mapa Spontex Volf s.r.o.	Czech Republic
MAPA USA LLC	Delaware
Mapa Virulana S.A.I.C.	Argentina
Marker CZ s.r.o.	Czech Republic
Marker Dalbello Völklski Sports GmbH	Germany
MARKER Deutschland GmbH	Germany
Marker –Völkl –Austria GmbH	Austria
Marker Völkl (International) GmbH	Switzerland
Marker Völkl (International) Sales GmbH	Germany
Marker Volkl S.r.l.	Italy
Marker Volkl France S.A.S. Marker Volkl Japan Co. Ltd. Marker Volkl USA, Inc.(7)	France Japan New Hampshire
Marmot Mountain, LLC (8)	Delaware
Marmot Mountain Canada Ltd.	Canada
Marmot Mountain Europe GmbH Marmot Mountain UK Limited	Germany United Kingdom
Miken Sports, LLC	Delaware
Millefiori S.r.l.	Italy
Mucambo SA	Brazil
Naipes Heraclio Fournier, S.A.	Spain
Nimex Saltillo S.A. de C.V.	Mexico
Nippon Coleman, Inc.	Kansas
NUK USA LLC	Delaware
Oster de Argentina S.A.	Argentina
Oster de Chile Comercializadora Limitada	Chile
Oster de Colombia Ltda.	Colombia
Oster de Venezuela, S.A.	Venezuela
Oster del Peru S.A.C. Oster Electrodomesticos Iberica, S.L.	Peru Spain
Oster GmbH	Germany
Oster of Canada ULC	Canada
OTG-Cani Denmark A/S	Denmark
Outdoor Sports Gear. Inc.	Delaware
Outdoor Technologies (Canada) Inc. (9)	Canada
Outdoor Technologies Corporation	Iowa
Outdoor Technologies Group Sweden AB	Sweden
Penn Fishing Tackle Mfg. Co.	Pennsylvania
Productos Coleman S.A.	Spain
Pulse Home Products (Holdings) Limited	United Kingdom
Pulse Home Products (Hong King) Limited	Hong Kong
Pure Fishing Asia Co., Ltd.	Taiwan
Pure Fishing Deutschland GmbH	Germany
Pure Fishing Europe S.A.S.	France
Pure Fishing (Guangzhou) Trading Co., Ltd.	China
Pure Fishing (Hong Kong) Co. Limited	Hong Kong
Pure Fishing, Inc. (10)	Iowa
Pure Fishing Finland Oy	Finland
Pure Fishing Japan Co., Ltd.	Japan
Pure Fishing Korea Co., Ltd.	Korea
Pure Fishing Malaysia Sdn. Bhd.	Malaysia
Pure Fishing Netherlands B.V.	Netherlands
Pure Fishing Norway A/S	Norway
Pure Fishing (NZ) Limited	New Zealand
Pure Fishing (Thailand) Co., Ltd.	Thailand
Pure Fishing (UK) Ltd.	United Kingdom
QMC Buyer Corp.	Delaware

Company	State or Jurisdiction of Incorporation/Organization

Quickie De Mexico, S. de R.L. de C.V.	Mexico
Quickie Holdings, Inc.	Delaware
Quickie Manufacturing Corporation	New Jersey
Quoin, LLC	Delaware
Raider Motor Corporation	Bahamas
Rawlings de Costa Rica, S.A.	Costa Rica
Rawlings Japan LLC	Japan
Rawlings Sporting Goods Company, Inc. (11)	Delaware
Rexair Bulgaria EOOD	Bulgaria
Rexair Holdings, Inc.	Delaware
Rexair LLC	Delaware
Rival de Mexico, S.A. de C.V.	Mexico
Sea Striker, LLC	Delaware
SI II, Inc.	Florida
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico
Shakespeare Company, LLC (12)	Delaware
Shakespeare Conductive Fibers, LLC Shakespeare Europe B.V.	Delaware Netherlands
Shakespeare (Hong Kong) Limited Shakespeare International Limited Shakespeare Monofilament UK Limited	Hong Kong United Kingdom United Kingdom
Shanghai Spontex Trading Company Limited	China
Shenzhen CICAM Manufacturing Co. Limited	China
Sitca Corporation	Washington
Sobral Invicta da Amazônia Indústria de Plásticos Ltda.	Brazil
Sobral Invicta S.A.	Brazil
Söke D.O.O.	Slovenia
Söke Handels GmbH	Austria
Söke Hungaria Kft	Hungary
Spontex S.A.S.	France
Sunbeam Americas Holdings, LLC	Delaware
Sunbeam Corporation (Canada) Limited (13)	Canada
Sunbeam del Peru, S.A.	Peru
Sunbeam Holdings, S.A. de C.V.	Mexico
Sunbeam International (Asia) Limited	Hong Kong
Sunbeam Mexicana, S.A. de C.V.	Mexico
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Sunbeam-Oster de Matamoros, S.A. de C.V.	Mexico
Sunbeam Products, Inc. (14)	Delaware
SunCan Holding Limited	Canada
The Coleman Company, Inc. (15)	Delaware
The United States Playing Card Company	Delaware
The United States Playing Card (Macau) Company Limited	Macau
The Wallingford Insurance Company Limited	Bermuda
The Yankee Candle Company, Inc.	Massachusetts
USPC Holding, Inc.	Delaware
USPC Mexico, S.A. de C.V.	Mexico
Vine Mill Limited	United Kingdom
Virumetal SA	Uruguay
viskovita GmbH	Germany
Viva (Consumer Products) Limited	United Kingdom
Völkl GmbH	Germany
Völkl Sports GmbH & Co. KG	Germany
Yankee Candle Canada Inc.	Canada
Yankee Candle Company (Europe) Limited	United Kingdom
Yankee Candle Deutschland GmbH	Germany
Yankee Candle Investments LLC	Delaware
Yankee Candle Italy S.R.L.	Italy

Company	State or Jurisdiction of Incorporation/Organization

(1)	(DBA) Jarden Plastic Solutions
(2)	(DBA/Business Name) Jarden Home Brands
(3)	(Assumed Name) Coleman Factory Outlet
(4)	(Assumed Names) 5150, Adio Footwear, Atlas Snow-Shoe Company, Line Traveling Circus, K2 Sports, Morrow, Planet Earth Clothing, Ride Snowboard Company, Tubbs Snowshoes and Zoot Sports
(5)	(Business Names) Atlas Snowshoes, K2-Skates, K2-Ski, K2-Snowbaords, Ride Snowboards and Tubbs Snowshoes
(6)	(DBAs) Leslie-Locke and The Lehigh Group
(7)	(DBA) Volkl Snowboards
(8)	(DBAs) ExOfficio, Ex Officio, Marker and Marker Ltd.
(9)	(Business Name) Pure Fishing Canada
(10)	(Assumed Names) Fenwick Golf, Fisherman’s Factory Outlet and Outdoor Technologies Group
(11)	(DBAs) The Licensed Products Company, Jarden Sports Licensing, Jarden Team Sports, J. deBeer & Son and Uniform Select
(12)	(Assumed Name) Jarden Applied Materials
(13)	(Business Names) Canadian Coleman, Canadian Coleman Company, Coleman, Jarden Consumer Solutions, Rival, Rival of Canada, Sevylor, Sevylor Canada, Stearns, Stearns Canada, Sunbeam, Sunbeam Canada, The Holmes Group
(14)	(DBA) Jarden Consumer Solutions
(15)	(DBA) AeroBed Products